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                                                                   EXHIBIT 10.98

                              SETTLEMENT AGREEMENT

         Settlement Agreement, dated as of December 16, 1999 (the "Settlement Agreement"), by and between Gulf Oil Limited Partnership f/n/a Catamount Petroleum Limited Partnership, a Delaware limited partnership with a usual place of business at 90 Everett Avenue, Chelsea, Massachusetts 02150, by its General Partner, Catamount Management Corporation ("Gulf"), and Entertainment International Ltd. f/n/a Airship International Ltd., a New York corporation with a usual place of business at 7380 Sand Lake Road, Orlando, Florida 32819 ("Entertainment International").

         WHEREAS, in or about June 1999, Gulf commenced an action in the United States District Court, District of Massachusetts against Entertainment International, captioned Gulf Oil Limited Partnership f/n/a Catamount Petroleum Limited Partnership, by its General Partner, Catamount Management Corporation vs. Entertainment International Ltd. f/n/a Airship International Ltd., Civil Action No. 99-11227-GAO (the "Action"); and

         WHEREAS, Gulf and Entertainment International are entering into this Settlement Agreement to settle all Claims (as such term is defined herein) that have been asserted or might have been asserted in the Action.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Definition of Claims Being Settled. For purposes of this Settlement Agreement, "Claims" shall be defined as, in the case of any person or entity, any and all actions, causes of action, suits, debts, liabilities, losses, obligations, expenses, dues, sums of money, accounts,










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reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, liens, executions, claims, counterclaims and demands of every kind and nature whatsoever, in law, admiralty or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, whether or not asserted, threatened, alleged or litigated, which such person or entity has, owns or holds, or might have had or owned or held or hereafter might have, own, or hold, individually, representatively, derivatively or in any other capacity, for, upon, or by reason of, any matter, cause or thing whatsoever from the beginning of the world to the date of this Settlement Agreement, including, without limitation, any claims that are asserted in the Action, or which arise out of, relate to, or are in any way respecting any of the acts, facts, events, circumstances, matters, claims, transactions or occurrences alleged in the Action or in any discovery or other proceedings in connection therewith.

         2. Settlement Terms and Amount. The parties agree that any and all Claims by Gulf against Entertainment International and all Claims by Entertainment International against Gulf shall be fully, finally and forever settled, satisfied, released and discharged upon the execution and delivery of this Settlement Agreement. In that regard, concurrently with the execution and delivery, and as a condition, of this Settlement Agreement:

            (a) Entertainment International shall pay the sum of One Hundred Thousand ($100,000) Dollars (the "Settlement Payment") to Gulf by wire transfer of immediately available funds to such account as Gulf shall direct;

            (b) Entertainment International shall deliver to Gulf a certificate representing One Million Five Hundred Thousand (1,500,000) shares of the common stock, par value $.01 per share, of Entertainment International (the "EI Stock");


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            (c) Entertainment International and Gulf shall execute and deliver to each other releases in the forms annexed hereto as Exhibits A&B, respectively (the "Releases"); and

            (d) Counsel for Gulf shall execute a Voluntary Dismissal with Prejudice (the "Stipulation") in the form annexed hereto as Exhibit C. Upon payment of the Settlement Payment, delivery of the EI Shares and execution and delivery of the Releases, Gulf shall cause the Stipulation to be filed with the Court.

         3. Repurchase of EI Shares by Entertainment International. Entertainment International shall have the option to repurchase from Gulf the number of EI Shares indicated below for a purchase price of $250,000, in accordance with the following schedule:

            (a) One Million Two Hundred Fifty Thousand (1,250,000) EI Shares for a period of up to One Hundred Fifty (150) days after the date hereof; or

            (b) If not exercised pursuant to Paragraph (a), above, One Million (1,000,000) EI Shares for a period starting One Hundred Fifty One (151) days after the date hereof and ending Two Hundred Seventy (270) days after the date hereof; or

            (c) If not exercised pursuant to paragraph (a) or (b), above, Seven Hundred Fifty Thousand (750,000) EI Shares for a period starting Two Hundred Seventy One (271) days after the date hereof and ending one (1) year after the date hereof.

         4. Representations and Warranties of Authorization. Each party and signatory to this Settlement Agreement hereby represents and warrants to the other party hereto that it has full power, authority and legal right, on its own behalf and on behalf of its heirs, executors, administrators, successors and assigns heretofore and hereafter, to execute, deliver


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and perform all actions required under this Settlement Agreement. Entertainment
International and the signatory executing this document on its behalf further represent and warrant that the issuance of the EI Shares to Gulf was done in accordance all applicable laws, regulations and by-laws and that the required action of the directors and/or shareholders of Entertainment International authorizing such issuance has taken place. Entertainment International shall deliver a certified copy of such authorization to Gulf with this Agreement.

                  5. Representations and Warranties of Legal Representation. Each party and signatory to this Settlement Agreement hereby represents and warrants to the other party hereto that, in entering into this Settlement Agreement, it has relied upon the legal advice of their respective attorneys, who are the attorneys of its own choice, and that the terms of this Settlement Agreement have been completely read and explained to it by its attorneys and that those terms are fully understood and voluntarily accepted by it.

         6. Heirs and Successors Bound. Except as otherwise specifically provided herein, this Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, estates, successors, assigns and legal representatives.

         7. Use of This Settlement Agreement. The parties hereto acknowledge that this Settlement Agreement is a compromise resolution of disputed claims and that neither the Releases contained herein nor the settlement in respect to which the Releases are executed constitutes an acknowledgement or admission of liability in any way on the part of any party hereto, all of whom expressly deny any liability for any and all claims of whatsoever nature. Nor shall this Settlement Agreement be construed, offered or received in evidence as an admission or concession of any liability or wrongdoing by any party hereto.

         8. Continuing Jurisdiction; Choice of Law. The parties hereto submit


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themselves to the continuing jurisdiction of the United States District Court,
District of Massachusetts for the purposes of the enforcement of this Settlement Agreement. This Settlement Agreement shall be governed and shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

         9. Entire Agreement. This Settlement Agreement, including all exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior and contemporaneous oral or written agreements, negotiations and discussions with respect to the subject matter hereof. This Settlement Agreement may not be altered, modified or amended, unless by writing executed by counsel for all parties hereto and/or their representatives, nor any of its provisions waived, unless in writing by the party granting such waiver.

         10. Execution In Counterparts. This Settlement Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Settlement Agreement by signing any such counterpart.


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                  IN WITNESS WHEREOF, this Settlement Agreement is executed by the undersigned parties as of the date first set forth above.


      GULF OIL LIMITED PARTNERSHIP F/N/A CATAMOUNT
      PETROLEUM LIMITED PARTNERSHIP


By:      Catamount Management Corporation, General Partner


By:      /s/ Gary Kaneb
         -------------
         Name:  Gary Kaneb
         Title: President



      ENTERTAINMENT INTERNATIONAL, LTD.
      F/N/A AIRSHIP INTERNATIONAL, LTD.


  By:   /s/ Louis J. Pearlman
        ---------------------
        Name:   Louis J. Pearlman
        Title:  President


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